Exhibit 10.10

SOFTWARE DEVELOPMENT AGREEMENT

BETWEEN: Agroz Sdn Bhd (hereinafter referred to as “Client”)

AND: Braiven Co. Ltd (hereinafter referred to as “Developer”)

DATE: 18 January 1983

WHEREAS the Client desires to engage the Developer to design, develop, and implement a software platform as detailed in Exhibit A (Project Scope), and the Developer is ready and capable of providing such services.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. SCOPE OF WORK: The Developer agrees to design, develop, and implement the software platform (the “Software”) as described in Exhibit A attached hereto and made a part of this Agreement.

2. PROJECT TIMELINE: The Software development project shall commence on 20 January 2023 and shall be completed by 30 November 2023, subject to any modifications agreed upon by both parties in writing.

3. PAYMENT TERMS: a) The total contract price for the development of the Software shall be USD 500,000.00 only. b) Invoicing shall be made according to the following milestones:

●	[Milestone 1]: 30% upon signing of Agreement

●	[Milestone 2]: 30% upon completion and ready for User Acceptance Test

●	Final milestone: 40% upon final delivery and acceptance of the Software.

4. ACCEPTANCE TESTING: The Client shall have 60 days from the date of delivery to review and test the Software. Should any defects be discovered, the Developer shall make the necessary corrections at no additional cost.

5. INTELLECTUAL PROPERTY RIGHTS: a) All intellectual property rights in the Software developed under this Agreement shall be owned by client. b) The owning party grants the other a non-exclusive, worldwide, perpetual license to use the Software.

6. CONFIDENTIALITY: Both parties agree to maintain the confidentiality of any proprietary information received during the course of this project.

7. WARRANTY: The Developer warrants that the Software will perform in accordance with the specifications for a period of 24 months. This warranty does not cover issues caused by misuse, alterations, or third-party components.

8. LIMITATION OF LIABILITY: Neither party shall be liable for any indirect, special, or consequential damages arising out of this Agreement.

9. TERMINATION: This Agreement may be terminated by either party upon 45 days written notice if the other party breaches any of its material responsibilities and fails to rectify within the notice period.

10. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

11. ENTIRE AGREEMENT: This document and any exhibits attached constitute the entire agreement between the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Software Development Agreement as of the last date written below.

Agroz Sdn Bhd:

By:
Name:
Title:
Date:

Braiven Co. Ltd:

By:
Name:
Title:
Date:

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Exhibit A - Project Scope

This Exhibit outlines the scope of work for the development and delivery of a comprehensive suite of platforms by Braiven Co. Ltd (“Developer”) for Agroz Sdn Bhd (“Client”) as part of the Software Development Agreement dated [Insert Date].

1. IoT Management Platform for Farming:

The Developer will design and implement an IoT (Internet of Things) Management Platform tailored for the unique needs of vertical farming. This platform will:

- Integration with Sensors: Connect with various environmental sensors to monitor parameters such as temperature, humidity, soil pH, and light levels.

- Automation Control: Enable remote control of farming equipment, such as irrigation systems, LED lights, and nutrient delivery systems, to automate daily operations.

- Real-Time Data Access: Provide a dashboard for real-time monitoring and management of the vertical farm’s environment and systems.

- Alerts and Notifications: Implement a system for alerts and notifications based on specific sensor thresholds or system anomalies to ensure prompt response.

- User Management: Secure user access controls to allow different levels of access and control for staff and management.

2. Video Management Platform:

The Developer will create a Video Management Platform to facilitate the monitoring and recording of plant growth through webcams and IP cameras. This platform will:

- Camera Integration: Support various types of cameras, enabling easy addition and configuration of new camera feeds.

- Live Streaming: Offer live video streaming capabilities for real-time monitoring of indoor farm conditions.

- Storage and Retrieval: Implement efficient video storage solutions with easy retrieval and playback options for historical data review.

- Time-lapse Features: Develop time-lapse functionalities to visualize plant growth over time, aiding in growth analysis and research.

3. Data Visualization Platform:

A Data Visualization Platform will be developed to allow for the cohesive interpretation of video and sensor data. This platform will:

- Unified Dashboard: Present a comprehensive dashboard that integrates both video feeds and sensor data for a holistic view of farm conditions.

- Customizable Views: Enable users to customize and save dashboard views according to their preferences or needs.

- Data Analysis Tools: Incorporate tools for analyzing trends, generating reports, and extracting insights from the combined data sets.

- Export Capabilities: Allow for the export of data and visualizations for reporting purposes or further analysis.

4. Backend Infrastructure:

To support the data-intensive operations of sensors and cameras, robust backend infrastructure will be established with the following features:

- Data Collection and Processing: Develop a system for efficient data collection from sensors and cameras, ensuring real-time processing and responsiveness.

- Cloud and On-Premise Options: Offer both private cloud and on-premise server solutions to meet the Client’s security, scalability, and access requirements.

- Data Security: Implement industry-standard security measures to protect sensitive farm data from unauthorized access or breaches.

- Scalability: Design the infrastructure to be scalable, allowing for the easy addition of more sensors, cameras, and computational resources as the farm grows.

General Provisions:

- Testing and Quality Assurance: Conduct thorough testing of all platforms to ensure reliability, security, and performance standards are met.

- Documentation: Provide comprehensive documentation for all platforms, including user manuals, technical specifications, and maintenance guides.

- Training and Support: Offer training sessions for the Client’s staff and provide ongoing technical support and maintenance services as agreed upon.

This Project Scope may be modified or refined as the project progresses, subject to mutual agreement between the Developer and the Client. Any changes or additions to this scope will be documented and agreed upon in writing by both parties.

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